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                                                                   Exhibit 10.3

                              CONSULTING AGREEMENT

          This Consulting Agreement ("Agreement") is executed and delivered as of August 15, 1997, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Company"), Harford Disposal, Inc. (Subsidiary"), and Blake Van Leer, an individual ("Consultant").

                                    RECITALS

         Subsidiary owns the Oak Avenue Rubble Fill in Harford County, Pennsylvania (the "Landfill"). The Landfill utilizes certain permits and governmental approvals in conducting its current operations. Consultant is an expert in landfill operation and Maryland permit issues and is familiar with the operating and permit history of the Landfill.

          Company and Subsidiary desire to acquire the services of Consultant and Consultant desires to provide services to Company and Subsidiary, all on the terms and conditions set forth in this Agreement.

          Now, Therefore, in consideration of the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

          1.  Services.

          (a) Company hereby retains Consultant as an independent contractor to provide ongoing advice to Subsidiary concerning the operation of the Landfill and compliance matters relating to the permits and governmental approvals required to operate and expand the Landfill.

          (b) Consultant hereby agrees to provide advice to Subsidiary concerning the operation of the Landfill and compliance matters as and when requested by Subsidiary, during the Term of this Agreement.

          2. Term. The term of this Agreement shall commence on the date of this Agreement and shall continue throughout the period the Landfill is in operation, which period is anticipated to be fifteen (15) years from the date hereof ("Term").

          3. Compensation. For all services to be rendered by Consultant to Subsidiary during the Term, Company shall pay Consultant a total consulting fee of $1,712,500, payable in cash or in the Common Stock of the Company as the parties may agree, whether or not Consultant is requested to provide advice to Subsidiary. If the parties do not agree on what portion shall be paid in cash or in
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stock, the fee shall be payable in cash. No taxes shall be withheld from the fee payments, and Consultant's fees shall be reported on Form 1099. The Consultant will not receive any benefits from the Company which the Company offers its employees.

         4. Consultant's Representation and Warranty. With knowledge that Company is relying upon the representation, warranty and covenant herein contained, Consultant represents and warrants to Company and makes the following covenant for Company's benefit: Consultant will not at any time, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of the Company, including, but not limited to, the names of any of its customers or prospective customers or any other information concerning the business of the Company, its manner of operation, its plans, or any other data of any kind, nature, or description, without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important; provided however, that Consultant may disclose such information to a customer of the Company in the ordinary course of business and may disclose such information to an employee of the Company in the ordinary course of providing services under this Agreement. Consultant agrees that the foregoing representation and warranty is a material term of this Agreement, and gravely affects the effective and successful conduct of the business of the Company and affects its reputation and goodwill, and that any breach or falsity of the foregoing is a material breach of this Agreement, from which Consultant may be enjoined and for which the Consultant shall also pay to the Company all damages (including but not limited to compensatory, incidental, consequential and lost profits damages), which arise from the breach, together with interest, costs and attorneys fees to collect such damages. For purposes of this paragraph, the term "Company" shall include Subsidiary and all other affiliates of Company.

          5. Termination; Rights of Termination. This Agreement may be terminated during the Term hereof in any one or more of the following ways:

          (a) Automatically upon the death or resignation of Consultant.

          (b) By Company upon written notice to Consultant upon:

                 (i) Consultant's breach of this Agreement, or the breach or falsity of the representation or warranty set forth in Paragraph 4 hereinabove, or Consultant's failure or refusal to perform his duties to the Company as set forth in this Agreement; or
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                 (ii)  gross negligence or willful misconduct by Consultant with respect to the Company or any of its affiliates or subsidiaries, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of engagement hereunder.

The written notice provided for herein shall state the reason for the termination of this Agreement.

          (c) Upon termination of this Agreement under this Paragraph 5 for any reason, Consultant shall be entitled to receive the entire consulting fee provided for in Paragraph 3 hereof.

          (d) In the event of termination of this Agreement for any reason provided in this Paragraph 5, or if Consultant resigns prior to the expiration of the Term of this Agreement, all rights and obligations of Company and Consultant under this Agreement shall cease immediately, except that Consultant's obligations under this subparagraph and Paragraph 4 and the Company's obligations under Paragraphs 3 and 5(c) herein shall survive such termination.

          6. Complete Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Consultant, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Consultant.

          7. No Waiver; Remedies Cumulative. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

          8. Assignment; Binding Effect. Consultant understands that Consultant has been selected by Company on the basis of Consultant's personal qualifications, experience and skills. Consultant agrees, therefore, that this Agreement and the rights to his services may be assigned by Company at any time without notice to him, but that he cannot assign all or any portion of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors and assigns. It is further understood and agreed that Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of Company hereunder.
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          9. Notice. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

          To Company:                  President
                                       1000 Crawford Place, Suite 101
                                       Mount Laurel, New Jersey 08054

          To Consultant:               Blake Van Leer
                                       Oak Grove Marine Center, Bldg.  , Box 5
                                       2822 Solomons Island Road
                                       Edgewater, Maryland 21037

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U.
S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Paragraph 9.

          10. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in nay way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

          11. Gender. The use of the masculine pronoun in this Agreement has been used for convenience and shall apply to the Consultant even where the Consultant is a female.

          12. Governing Law. This Agreement shall in all respects be construed in accordance with the laws of the State of New Jersey.
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          IN WITNESS WHEREOF, the undersigned parties have executed this
Agreement on the year and day above written.


                            EASTERN ENVIRONMENTAL SERVICES, INC.

                                 /s/ Robert M. Kramer
                                 -------------------------
                            By:  Robert M. Kramer
                                 -------------------------
                            Its: Executive Vice President
                                 -------------------------




                             /s/ Blake R. Van Leer
                                 -------------------------
                                 Blake Van Leer